Exhibit 99.1

Tyler Technologies Reports Earnings For Second Quarter 2015

Quarterly net income rises 28 percent as revenues grow 18 percent

PLANO, Texas – July 22, 2015 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the second quarter ended June 30, 2015.

Second Quarter 2015 Financial Highlights:

•	Total revenue was $146.3 million, up 17.6 percent from $124.4 million for the second quarter of 2014. Organic growth was 16.8 percent.

•	Recurring revenue from maintenance and subscriptions was $86.4 million, an increase of 18.6 percent compared to the second quarter of 2014, and comprised 59.1 percent of second quarter 2015 revenue.

•	Royalty revenue from Microsoft Dynamics® AX, which is included in software licenses and royalties, was $1.2 million, up 111.3 percent compared to $576,000 for the second quarter of 2014.

•	Operating income was $29.6 million, an increase of 25.3 percent from $23.6 million for the second quarter of 2014.

•	Net income was $18.8 million, or $0.52 per diluted share, up 27.8 percent compared to $14.7 million, or $0.42 per diluted share, for the second quarter of 2014.

•	Cash flow from operations was $16.9 million, up 37.8 percent compared to $12.3 million for the second quarter of 2014.

•	Non-GAAP operating income was $36.0 million, up 25.3 percent from $28.7 million for the second quarter of 2014.

•	Adjusted EBITDA was $38.2 million, up 24.2 percent compared to $30.7 million for the second quarter of 2014.

•	Non-GAAP net income was $23.3 million, or $0.65 per diluted share, up 26.8 percent compared to $18.4 million, or $0.52 per diluted share, for the second quarter of 2014.

•	Total backlog was $723.0 million, up 10.4 percent from $654.7 million at June 30, 2014. Software-related backlog (excluding appraisal services) was $672.4 million, an increase of 8.6 percent compared to $619.1 million at June 30, 2014.

“Tyler Technologies again achieved outstanding results in the second quarter, exceeding our expectations for both revenues and earnings,” said John S. Marr Jr., Tyler’s president and chief executive officer. “All of our major revenue lines grew by more than 14 percent, with software licenses and royalties, subscriptions, and appraisal services revenues each growing more than 20 percent. As expected, we experienced pressure on gross margins associated with onboarding of new professional services and development staff to support our growing backlog, including an increase in total headcount of 212 in the first half of 2015. Nonetheless, we expanded our operating margin and non-GAAP operating margin by 120 and 150 basis points, respectively, as we continue to gain leverage in our SG&A and R&D expenses.

“As we’ve previously discussed, this quarter presented a very difficult bookings comparison, as the second quarter of 2014 included approximately $64 million of new contracts in California for our

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Tyler Technologies Reports Earnings For Second Quarter 2015

July 22, 2015

Odyssey® court case management solution. Lumpy bookings, especially with respect to large contracts, are simply a characteristic of our business. However, excluding the California Odyssey signings in last year’s second quarter, bookings rose 3 percent this quarter and 12 percent on a trailing 12 month basis.

“Tyler’s backlog reached a new high of $723 million at June 30. The new business pipeline remains active and our competitive position in the marketplace continues to be very strong. With our robust performance for the first half of the year and current outlook for the remainder of 2015, we have again raised our earnings guidance for the full year.”

Guidance for 2015

As of July 22, 2015, Tyler Technologies is providing the following guidance for the full year 2015:

•	Total revenues are expected to be in the range of $575 million to $581 million.

•	Diluted earnings per share are expected to be approximately $1.97 to $2.05.

•	Non-GAAP diluted earnings per share are expected to be approximately $2.50 to $2.58.

•	Pretax non-cash, share-based compensation expense is expected to be approximately $20.0 million to $20.5 million.

•	The effective tax rate is expected to be between approximately 37.0 percent and 38.0 percent.

•	Capital expenditures are expected to be between $13.5 million and $14.5 million, and total depreciation and amortization expense is expected to be between $15.5 million and $16.0 million, including approximately $6.7 million of amortization of acquisition intangibles.

Conference Call

Tyler Technologies will hold a conference call on Thursday, July 23, at 10:00 a.m. EDT to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: http://dpregister.com/10068769. Registered participants will receive an email with a calendar reminder and a dial-in number and PIN that will allow them immediate access to the call on July 23, 2015.

Participants who do not wish to pre-register for the call may dial in using 866-777-2509 (U.S. callers) or 412-317-5413 (international callers), and ask for the “Tyler Technologies” call. A replay will be available two hours after completion of the call through July 30, 2015. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers) and 855-669-9658 (Canada callers) and reference passcode 10068769.

The live webcast and archived replay can also be accessed at www.tylertech.com.

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Tyler Technologies Reports Earnings For Second Quarter 2015

July 22, 2015

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) is a leading provider of end-to-end information management solutions and services for local governments. Tyler partners with clients to empower the public sector — cities, counties, schools and other government entities — to become more efficient, more accessible and more responsive to the needs of citizens. Tyler’s client base includes more than 13,000 local government offices in all 50 states, Canada, the Caribbean, the United Kingdom and other international locations. Forbes named Tyler one of “America’s Best Small Companies” eight times and the company has been included six times on the Barron’s 400 Index, a measure of the most promising companies in America. More information about Plano-based Tyler Technologies can be found at www.tylertech.com.

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA and adjusted EBITDA. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude share-based compensation expense, employer portion of payroll taxes on employee stock transactions, and expenses associated with amortization of intangibles arising from business combinations. We use these measures and believe they are useful to investors because they provide additional insight in comparing results from period to period.

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our

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Tyler Technologies Reports Earnings For Second Quarter 2015

July 22, 2015

customers, primarily local and state governments, that could negatively impact information technology spending; (2) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (3) material portions of our business require the Internet infrastructure to be adequately maintained; (4) our ability to achieve our financial forecasts due to various factors, including project delays by our customers, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (5) general economic, political and market conditions; (6) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (7) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (8) competition in the industry in which we conduct business and the impact of competition on pricing, customer retention and pressure for new products or services; (9) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (10) costs of compliance and any failure to comply with government and stock exchange regulations. A detailed discussion of these factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.

###

(Comparative results follow)

Contact: Brian K. Miller

Executive Vice President - CFO

Tyler Technologies, Inc.

972-713-3720

brian.miller@tylertech.com

15-55

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Software licenses and royalties	$14,586	$12,083	$28,886	$23,315
Subscriptions	26,949	20,934	52,237	41,441
Software services	34,563	30,128	65,367	54,435
Maintenance	59,463	51,951	116,811	102,191
Appraisal services	6,691	5,444	12,780	10,295
Hardware and other	4,043	3,831	5,180	5,320

Total revenues	146,295	124,371	281,261	236,997
Cost of revenues:
Software licenses and royalties	483	343	1,036	874
Acquired software	456	444	912	925
Software services, maintenance and subscriptions	69,678	58,274	135,055	113,273
Appraisal services	4,278	3,665	8,413	6,976
Hardware and other	3,147	3,087	3,713	3,861

Total cost of revenues	78,042	65,813	149,129	125,909

Gross profit	68,253	58,558	132,132	111,088

Selling, general and administrative expenses	30,396	27,419	58,941	52,786
Research and development expense	7,110	6,389	14,114	12,561
Amortization of customer and trade name intangibles	1,151	1,128	2,303	2,257

Operating income	29,596	23,622	56,774	43,484
Other income (expense), net	185	(216)	366	(475)

Income before income taxes	29,781	23,406	57,140	43,009
Income tax provision	10,945	8,666	21,031	16,386

Net income	$18,836	$14,740	$36,109	$26,623

Earnings per common share:
Basic	$0.56	$0.45	$1.07	$0.81

Diluted	$0.52	$0.42	$1.00	$0.75

Weighted average common shares outstanding:
Basic	33,751	32,918	33,756	32,876
Diluted	36,097	35,161	36,096	35,289

TYLER TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$68,253	$58,558	$132,132	$111,088
Non-GAAP adjustments:
Add: Share-based compensation expense included in cost of revenues	746	513	1,447	1,026
Add: Amortization of acquired software	456	444	912	925

Non-GAAP gross profit	$69,455	$59,515	$134,491	$113,039

Non-GAAP gross margin	47.5%	47.9%	47.8%	47.7%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$29,596	$23,622	$56,774	$43,484
Non-GAAP adjustments:
Add: Share-based compensation expense	4,603	3,539	8,861	7,002
Add: Employer portion of payroll tax related to employee stock transactions	197	—	273	24
Add: Amortization of acquired software	456	444	912	925
Add: Amortization of customer and trade name intangibles	1,151	1,128	2,303	2,257

Non-GAAP adjustments subtotal	$6,407	$5,111	$12,349	$10,208

Non-GAAP operating income	$36,003	$28,733	$69,123	$53,692

Non-GAAP operating margin	24.6%	23.1%	24.6%	22.7%

Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$18,836	$14,740	$36,109	$26,623
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	6,407	5,111	12,349	10,208
Less: Tax impact related to non-GAAP adjustments	(1,947)	(1,485)	(3,813)	(3,025)

Non-GAAP net income	$23,296	$18,366	$44,645	$33,806

Non-GAAP earnings per diluted share	$0.65	$0.52	$1.24	$0.96

Detail of share-based compensation expense
Cost of software services, maintenance and subscriptions	$746	$513	$1,447	$1,026
Selling, general and administrative expenses	3,857	3,026	7,414	5,976

Total share-based compensation expense	$4,603	$3,539	$8,861	$7,002

Reconciliation of adjusted EBITDA
GAAP net income	$18,836	$14,740	$36,109	$26,623
Amortization of customer and trade name intangibles	1,151	1,128	2,303	2,257
Depreciation and other amortization included in cost of revenues, SG&A and other expenses	2,620	2,497	5,181	5,024
Interest expense included in other expense, net	—	144	—	287
Income tax provision	10,945	8,666	21,031	16,386

EBITDA	$33,552	$27,175	$64,624	$50,577

Share-based compensation expense	4,603	3,539	8,861	7,002

Adjusted EBITDA	$38,155	$30,714	$73,485	$57,579

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	June 30,	December 31,
	2015	2014
ASSETS

Current assets:
Cash and cash equivalents	$204,103	$206,167
Accounts receivable, net	152,178	112,660
Other current assets	29,569	18,209
Deferred income taxes	9,674	9,674

Total current assets	395,524	346,710

Accounts receivable, long-term portion	391	1,761
Property and equipment, net	67,908	65,910

Other assets:
Goodwill and other intangibles, net	163,467	158,864
Cost method investment	15,000	—
Other non-current assets	3,744	737

Total assets	$646,034	$573,982

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$39,195	$43,627
Deferred revenue	201,549	189,212

Total current liabilities	240,744	232,839

Deferred income taxes	4,673	4,170
Shareholders’ equity	400,617	336,973

Total liabilities and shareholders’ equity	$646,034	$573,982

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net income	$18,836	$14,740	$36,109	$26,623
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	3,771	3,625	7,484	7,281
Share-based compensation expense	4,603	3,539	8,861	7,002
Excess tax benefit from exercise of share-based arrangements	(5,269)	(1,048)	(8,827)	(3,206)
Changes in operating assets and liabilities, exclusive of effects of acquired companies	(5,033)	(8,588)	(28,814)	(8,872)

Net cash provided by operating activities	16,908	12,268	14,813	28,828

Cash flows from investing activities:
Purchase of cost method investment	—	—	(15,000)	—
Purchase of held-to-maturity securities	(6,449)	—	(6,449)	—
Cost of acquisitions, net of cash acquired	(6,122)	—	(6,447)	—
Additions to property and equipment	(4,217)	(2,847)	(6,126)	(6,477)
(Increase) decrease in other	(9)	35	(9)	343

Net cash used by investing activities	(16,797)	(2,812)	(34,031)	(6,134)

Cash flows from financing activities:
Purchase of treasury shares	(645)	(22,815)	(645)	(22,815)
Proceeds from exercise of stock options	3,304	2,093	6,729	4,117
Contributions from employee stock purchase plan	1,343	1,165	2,243	2,014
Excess tax benefit from exercise of share-based arrangements	5,269	1,048	8,827	3,206

Net cash provided (used) by financing activities	9,271	(18,509)	17,154	(13,478)

Net increase (decrease) in cash and cash equivalents	9,382	(9,053)	(2,064)	9,216
Cash and cash equivalents at beginning of period	194,721	97,145	206,167	78,876

Cash and cash equivalents at end of period	$204,103	$88,092	$204,103	$88,092